UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Robert Conlee’s resignation as President, of the North Asia region of Nu Skin Enterprises, Inc. (the “Company”), the Company offered Mr. Conlee a severance benefit consisting of a cash payment of approximately $113,447 and acceleration of vesting on the unvested portion of his deferred compensation account (approximately $187,515) in exchange for Mr. Conlee’s agreement to (a) extend his non-compete agreement from six months to twelve months and (b) release the Company from any claims related to his employment. On August 17, 2007, Mr. Conlee accepted the offer. The severance benefits are set forth in the Severance and Release Agreement (the “Severance Agreement”) entered into between Mr. Conlee and the Company and the related Letter Agreement. The above description of the terms of the Severance Agreement and Letter Agreement are summaries and are qualified in their entirety by the terms of the Severance Agreement and Letter Agreement, which are filed with this report as Exhibit 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit.

99.1	Severance and Release Agreement by and between the Company and Robert Conlee.

99.2	Letter Agreement between the Company and Robert Conlee.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    August 23, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Severance and Release Agreement by and between the Company and Robert Conlee.

99.2	Letter Agreement between the Company and Robert Conlee